Exhibit10.55

FOURTH AMENDMENT
TO
REFINED PRODUCTS PURCHASE AGREEMENT

THIS FOURTH AMENDMENT TO REFINED PRODUCTS PURCHASE AGREEMENT (this “Amendment”) is entered into as of the 27th day of February, 2014 to be effective as of January 1, 2014 (the “Effective Date”) by and between SINCLAIR OIL CORPORATION, a Wyoming corporation, (together with its successors and/or assigns, “Sinclair”), as successor in interest to Sinclair Tulsa Refining Company, and HOLLYFRONTIER REFINING & MARKETING LLC, a Delaware limited liability company (formerly known as Holly Refining & Marketing Company LLC) (together with its successors and/or assigns, “HFRM”). Each of HFRM and Sinclair are individually referred to as a “Party” and collectively as the “Parties.”
RECITALS:

A.Sinclair and HFRM are parties to that certain Refined Products Purchase Agreement dated as of December 1, 2009, as amended as of May 17, 2010, January 1, 2012, and May 2, 2012 (such agreement, with all exhibits and attachments, as amended, the “Products Purchase Agreement”), pursuant to which HFRM agreed to sell, and Sinclair agreed to purchase, certain Products, as therein defined. Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to such terms in the Products Purchase Agreement.
B.The Parties desire to reconcile the number of RINs (as defined in the Products Purchase Agreement) to which HFRM is entitled for 2013, and to modify the manner in which RINs are allocated beginning on January 1, 2014, as more fully set forth herein.

AGREEMENT:
NOW, THEREFORE, in consideration of the agreements and covenants set forth in this Amendment, and for other good and valuable consideration, the receipt, adequacy, and legal sufficiency of which are hereby acknowledged, the Parties hereby amend the Products Purchase Agreement and agree as follows:

1.Incorporation of Recitals. The recitals for this Amendment are fully incorporated herein by the reference thereto with the same force and effect as though recited herein.

2.Reconciliation of Pre-2014 RINs. Concurrently with the execution of this Agreement, Sinclair shall transfer 5,590,220 E13 or E14 RINs to HFRM through the EPA Moderated Transaction System (“EMTS”), which RINs shall have been generated in accordance with applicable regulations under 40 CFR Part 80, Subpart M, Renewable Fuel Standard. The Parties agree that the transfer of the foregoing RINs will satisfy any obligation of the Parties for the transfer of RINs under Article X of the Agreement for all periods prior to January 1, 2014.

3.Allocation of 2014 RINs and 2014 RINs Pool. The following is added as a new Section 10.4 to the Products Purchase Agreement:

10.4. Allocation of RINs for Calendar Year 2014; 2014 RINs Pool. Notwithstanding anything in this Article X to the contrary, with respect to any RINs generated on or after January 1,

2014 at the Tulsa Refinery (including the Tulsa Rack) or by Sinclair using Product purchased pursuant to this Agreement, the following provisions shall apply:
(a)    Holly shall be entitled to receive fifty percent (50%) of all RINs on all Products Sinclair purchases in bulk hereunder and thereafter blends, multiplied by sixty-seven percent (67%) (the “2014 RINs”).

(b)    Holly shall separately track on a calendar month average basis (as delivered) the value of the 2014 RINs transferred to HFRM pursuant to Section 10.4(a) (the “2014 RIN Pool”). For the purposes hereof, the “value of the 2014 RINs” shall be the product of (i) the number of 2014 RINs added to the 2014 RIN Pool during a calendar month, multiplied by (ii) the average of the low and high posting for “OPIS U.S. RIN Values (cts/gal), Corn Ethanol” reported for each day during such calendar month for 2014 RINs, as set forth in the OPIS Spots Report.

(c)    If Sinclair and Holly either (i) enter into an amendment to this Agreement, or (ii) enter into a separate agreement for the supply of gasoline to Sinclair in the central Oklahoma market, which in either case provides for a volume of supply of least 10,000 barrels per day of gasoline for Sinclair’s central Oklahoma market for at least three (3) years beyond the current expiration date of this Agreement, then the amount to be paid by Sinclair during such extended Term (or under such new agreement) for such gasoline shall be subject to a monthly credit equal to $0.0050 (50 points) per gallon on all gasoline volumes delivered to Sinclair in the Magellan Central Pipeline System during such month in excess of 10,000 bpd, until either the extended Term (or new agreement expires or is terminated) or the dollar value of the 2014 RIN Pool is exhausted, whichever comes first.
4.Omnibus Amendment. Any and all other terms and provisions of the Products Purchase Agreement are hereby amended and modified wherever necessary, and even though not specifically addressed herein, so as to conform to the amendments set forth in the preceding Sections hereof. Except as expressly modified and amended hereby, all other terms and conditions of the Product Purchase Agreement shall continue in full force and effect.
5.Counterparts. This Amendment may be executed in counterparts each of which shall be deemed an original. An executed counterpart of this Amendment transmitted by facsimile or electronic mail shall be equally as effective as a manually executed counterpart.
6.Successors and Assigns. This Amendment shall inure for the benefit of and shall be binding on each of the parties hereto and their respective successors and/or assigns.
7.Entire Agreement. This Amendment contains the entire agreement between the parties hereto as to the subject matter hereof. To the extent of any conflict between the provisions of this Amendment and the provisions of the Products Purchase Agreement, the provisions of this Amendment shall control.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the respective dates set forth below, to be effective as of the Effective Date.

HOLLYFRONTIER REFINING & MARKETING COMPANY LLC

By: /s/ Mark A. Plake
Name: Mark A. Plake
Title: Vice President

SINCLAIR OIL CORPORATION

By: /s/ Jack L. Barger
Name: Jack L. Barger
Title: Vice President

CONSENT OF GUARANTORS

The undersigned hereby consent to the foregoing Amendment and agrees to be bound by the provisions thereof.

HOLLYFRONTIER CORPORATION

By: /s/ Michael C. Jennings
Name: Michael C. Jennings
Title: President/CEO

THE SINCLAIR COMPANIES

By: /s/ Ross Matthews
Name: Ross Matthews
Title: COO

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